Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Oakley, Inc. (the “Company”) for the annual period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jim Jannard, as Chief Executive Officer of the Company, and Link Newcomb, as Acting Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Oakley, Inc. and will be retained by Oakley, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Jim Jannard

Name: Jim Jannard
Title: Chief Executive Officer
Date: March 11, 2005

/s/ Link Newcomb

Name: Link Newcomb
Title: Chief Operating Officer and Acting Chief Financial Officer
Date: March 11, 2005